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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Loronix Information Systems, Inc.:

        We consent to the use of our report included herein and to the reference to our Firm under the heading "Experts" in the prospectus.

/S/ KPMG LLP

San Diego, California
April 25, 2002

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INDEPENDENT AUDITORS' CONSENT